UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

OPTICAL COMMUNICATION PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31861	95-4344224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6101 Variel Avenue Woodland Hills, CA		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(818) 251-7100

                     Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As disclosed under Item 5.02(c) of this Report, the Board of Directors of Optical Communication Products, Inc. (the “Company”), appointed Philip F. Otto as Interim Chief Financial Officer of the Company effective as of May 15, 2006. The description of the terms of Mr. Otto’s employment agreement in Item 5.02(c) is incorporated herein by reference.

In connection with the appointment of Susie L. Nemeti to her new position as Senior Vice President of Corporate Affairs and Administration and Chief Corporate Development Officer of the Company as reported under 5.02(b) of this Report, on April 26, 2006 the Company entered into an amendment to Ms. Nemeti’s employment agreement increasing her base salary from $190,000 to $215,000. Ms. Nemeti will retain her title as Secretary of the Company.

The description of the terms of Mr. Otto’s employment agreement and the amendment to Ms. Nemeti’s employment agreement are each qualified in its entirety by reference to the full text of the agreement, copies of which are filed by reference as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

Item 2.02. Results Of Operations And Financial Condition

On April 27, 2006, the Company issued a press release announcing its financial results for the quarter ended March 31, 2006. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information and Exhibit 99.1 are furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)        Effective May 15, 2006, Susie L. Nemeti, who has been serving as the Company’s Chief Financial Officer, Secretary and Vice President of Finance and Administration, will assume a new position with the Company. The Board of Directors of the Company appointed Ms. Nemeti to the offices of Senior Vice President of Corporate Affairs and Administration and Chief Corporate Development Officer of the Company. Effective May 15, 2006, Philip F. Otto will assume the position of Chief Financial Officer on an interim basis until a permanent replacement is named.

(c)         The Board of Directors of the Company, appointed Philip F. Otto as Interim Chief Financial Officer of the Company, effective May 15, 2006, until a permanent replacement is named. Mr. Otto, age 65, who is currently serving as an advisor to the Company’s finance department, has been an independent corporate strategic and financial advisor since 2003. From 2000 to 2003, Mr. Otto was chairman and chief executive officer of MedioStream, Inc., a

California software company. From 1998 to 1999, Mr. Otto worked as an independent consultant providing financial and strategic advisory services to small technology-oriented companies and investors. From 1992 to 1997, Mr. Otto served as chairman and chief executive officer of California Microwave, Inc (after having been its chief financial officer). Mr. Otto earned a bachelor of science degree from the Yale School of Engineering and a master’s degree in business administration from Harvard Business School.

On April 26, 2006, the Company entered into an employment agreement with Mr. Otto for the position of Interim Chief Financial Officer, pursuant to which Mr. Otto is entitled to cash compensation of $30,000 per month through the end of the term of Mr. Otto’s engagement with the Company, July 31, 2006. After July 31, 2006, the Company has the option to extend Mr. Otto’s term of engagement with the Company until December 31, 2006 (or such shorter period as the Company may elect). The Company has no obligation to provide Mr. Otto any stock options, bonus compensation or medical benefits. The Company will reimburse Mr. Otto’s weekly air and related transportation expenses from northern California to the Company’s executive offices (coach or economy class), the reasonable cost of housing in the vicinity of the Company’s executive offices, the reasonable cost of meal expenses and other customary business expenses incurred by him in the performance of his duties. The description of the terms of Mr. Otto’s employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed by reference as Exhibit 10.1 hereto, and is incorporated by reference herein.

Effective April 27, 2006, the Company promoted Dr. Liew-Chuang Chiu, age 51, the Company’s Director of Manufacturing who joined the Company in 2005, to Vice President of Manufacturing. From 2004 to 2005, Dr. Chiu was a Director of Operations of JDS Uniphase Corporation. From 1998 to 2004, Dr. Chiu served as Vice President of Operations of E2O, a fiber optics sub-systems company acquired by JDS in 2004. Previously, Dr. Chiu was Manager of Research and Development with Hewlett Packard’s components operation in Singapore. Dr. Chiu holds B.S., M.S. and Ph.D degrees in Applied Physics from the California Institute of Technology.

A copy of the press release issued by the Company announcing the changes to the Company’s senior management positions is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit 10.1	Employment Agreement by and between Philip F. Otto and the Company dated as of April 26, 2006

Exhibit 10.2	Amendment No. 1 to Employment Agreement by and between Susie L. Nemeti and the Company dated as of April 26, 2006

Exhibit 99.1	Press Release of the Company dated April 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2006	OPTICAL COMMUNICATION PRODUCTS, INC.
a Delaware corporation

By: /s/ Susie L. Nemeti
Susie L. Nemeti

Chief Financial Officer

Secretary, Vice President of Finance and Administration